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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the use in Amendment No. 1 to the Registration Statement No. 333-31945 of Quality Food, Inc. ("QFI") on Form S-4 of our report dated February 10, 1997 (February 14, 1997 as to notes 1, 3, 9, and 10) on the financial statements of Keith Uddenberg, Inc. included in Form 8K/A, dated February 20, 1997 for the fiscal year ended December 28, 1996 incorporated by reference in the Proxy Statement/ Prospectus, which is part of this Registration Statement, and to the reference to us under the "Experts" section in such Proxy Statement/Prospectus.



DELOITTE & TOUCHE LLP



Seattle, Washington
August 20, 1997